EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-274401) and Form S-8 (Nos. 333-64986 and 333-203913) of Ziff Davis, Inc. of our report dated March 1, 2023, relating to the consolidated financial statements, which appears in this Annual Report on Form 10-K.

/s/ BDO USA, P.C.

Los Angeles, California

February 26, 2024